EXHIBIT 17

                  CATHOLIC VALUES INVESTMENT TRUST EQUITY FUND

REVOCABLE PROXY FOR SPECIAL MEETING OF SHAREHOLDERS.  THIS PROXY IS SOLICITED ON
                        BEHALF OF THE BOARD OF TRUSTEES.

The undersigned hereby appoints Arthur M. Moody, III, Peter M. Donovan or
Judith R. Corchard, and each of them, proxy, with full power of substitution, to vote all shares of stock the undersigned is entitled to vote at the Special Meeting of Shareholders of the Catholic Values Investment Trust Equity Fund to be held at the offices of Wright Investors' Service, Inc., 440 Wheelers Farms Road, Milford, Connecticut 06460, at 11:00 a.m., on Wednesday, May 21,
2003 or at any adjournment thereof, with respect to the matters set forth on this proxy and described in the Notice of Special Meeting and Proxy Statement/Prospectus, receipt of which is hereby acknowledged.

SHARES LISTED BELOW REPRESENT THE TOTAL NUMBER OF CATHOLIC VALUES INVESTMENT TRUST EQUITY FUND SHARES REGISTERED IN THE NAME PRINTED BELOW.

                              Dated:  _________________________, 2003

                              (Please sign exactly as name appears at left.)

                              (If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate.)

                              PLEASE FILL IN BOX(ES) AS SHOWN USING
                              BLACK OR BLUE INK OR NUMBER 2 PENCIL             O
                              PLEASE DO NOT USE FINE POINT PENS.

Shares represented by this proxy will be voted as directed by the stockholder.

IF NO DIRECTION IS SUPPLIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
                                                      ---

The Board of Trustees recommends that you vote for Proposal 1.
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
                                                                             FOR        AGAINST     ABSTAIN
1.To approve an Agreement and Plan of Reorganization (the "Agreement")        o            o           o
  involving the Catholic Values Investment Trust Equity Fund ("CVIT
  Fund"), under which (a) the Catholic Equity Fund, a series of The
  Catholic Funds, Inc., would acquire substantially all of the assets and stated liabilities of the CVIT Fund in exchange solely for shares of the Catholic Equity Fund, and (b) the CVIT Fund would distribute such shares of the Catholic Equity Fund, pro rata, to the CVIT Fund shareholders in liquidation of the CVIT Fund.

2.In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting.